NATIONAL HOLDING CORPORATION
120 Broadway, 27th Floor
New York, NY 10271
July 1, 2008
Mark Goldwasser
120 Broadway, 27th Floor
New York, New York 10271

Dear Mark:

  We are pleased to inform you that National Holdings Corporation (the “Company”), has granted you a nonqualified option (the “Option”) to purchase the 1,000,000 shares of the Company’s common stock, par value $.02 per share (the “Common Stock”), at a purchase price of $1.64 per share (any of the underlying shares of Common Stock to be issued upon exercise of the Option are referred to hereinafter as the “Shares”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the employment agreement of even date herewith between you and the Company (“Employment Agreement”).

1. Subject to the terms hereof, the Option may be exercised on or prior to June 30, 2015 (after which date the Option will, to the extent not previously exercised, expire). The Option shall vest and become exercisable as to 25% of the Shares on and after each of July 1, 2008, 2009, 2010 and 2011, provided you are then still employed by of the Company.

    2. The Option, from and after the date it vests and becomes exercisable pursuant to Section 1 hereof, may be exercised in whole or in part by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit 1 (or such other form approved by the Company), specifying the number of the Shares to be purchased and the purchase price therefor, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or by delivering shares of Common Stock already owned by you for at least six months and having a Fair Market Value on the date of exercise equal to the purchase price of the Option being exercised, or a combination of such shares and cash. Fair Market Value, unless otherwise required by any applicable provision of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq Global Select, Global or Capital Markets (collectively, the “Nasdaq Markets”), the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day on or before such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on any of the Nasdaq Markets, but is traded in the over-the-counter market, the last sale price for the Common Stock on the last trading day on or before such date for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Compensation Committee of the Company shall determine, in good faith.

          In addition, payment of the purchase price of the Shares to be purchased may also be made by delivering a properly executed notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if required, the amount of any federal, state or local withholding taxes.

          No Shares shall be issued until full payment therefor has been made. You shall have all of the rights of a shareholder of the Company holding the Common Stock that is subject to the Option (including, if applicable, the right to vote the Shares and the right to receive dividends thereon), when you have given written notice of exercise, have paid in full for such Shares and, if requested, have given the certificate described in Section 9 hereof.

3. The Option shall immediately vest and become exercisable as to all of the Shares pursuant to the terms and conditions of the Employment Agreement.

    4. In the event your employment with the Company is terminated, the Option shall forthwith terminate, provided that you may exercise any then unexercised portion of the Option then vested and exercisable pursuant to Section 1 hereof at any time prior to the earlier of nine months after such date, or the expiration of the Option.

    5. The Option is not transferable except (i) by will or the applicable laws of descent and distribution or (ii) for transfers to your family members or trusts or other entities whose beneficiaries are your family members, provided that such transfer is being made for estate, tax and/or personal planning purposes and will not have adverse tax consequences to the Company. In such event, the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.

    6. In the event of your death or Disability, the Option may be exercised by your personal representative or representatives, or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution, within the nine-month period following termination due to death or Disability.

    7. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a stock split, reverse stock split, stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the date hereof, the Board of Directors of the Company (“Board”), or a committee thereof shall make appropriate adjustments in the terms of the Option to preserve the economic interest of the grant. Any such adjustments will be made by the Board, or a committee thereof, whose determination will be final, binding and conclusive.

8.  The grant of the Option does not confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or its subsidiaries or affiliates to terminate the term of your employment.

    9. The Company shall require as a condition to the exercise of any portion of the Option that you pay to the Company, or make other arrangements regarding the payment of, any federal state or local taxes required by law to be withheld as a result of such exercise.

    10. Unless at the time of the exercise of any portion of the Option a registration statement under the Securities Act of 1933, as amended (the “Act”), is in effect as to the Shares, the Shares shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you agree to execute and deliver to the Company a reasonable certificate to such effect.

    11. You understand and acknowledge that: (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (iv) the Company shall place an appropriate “stop transfer” order with its transfer agent with respect to such Shares; and (v) you shall abide by all of the Company’s policies in effect at the time you acquire any Shares and thereafter, including the Company’s Insider Trading Policy, with respect to the ownership and trading of the Company’s securities.

12. The Company shall use commercially reasonable to file and keep in effect a Registration Statement on Form S-8 registering under the Act the Shares issuable to you upon exercise of the Option.

13. The Company represents and warrants to you as follows: (i) this agreement and the grant of the Option hereunder have been authorized by all necessary corporate action by the Company and this agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; (ii) the grant of the Option to you on the terms set forth herein will be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d) thereunder; (iii) the Company will obtain, at its expense, any regulatory approvals necessary or advisable in connection with the grant of the Option or the issuance of the Shares; and (iv) the Company currently has reserved and available, and will continue to have reserved and available during the term of the Option, sufficient authorized and issued shares of its Common Stock for issuance upon exercise of the Option.

14. This agreement and the Employment Agreement contain all the understandings between the Company and you pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and you with respect hereto. No provision of this agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by you and a duly authorized officer of the Company. No waiver by the Company or you of any breach by the other party hereto of any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time. If any provision of this agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law. This agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof by executing this agreement in the space provided below.

Very truly yours, NATIONAL HOLDINGS CORPORATION

By:	/S/ CHRISTOPHER C. DEWEY
Authorized Representative

AGREED TO AND ACCEPTED:

/S/ MARK GOLDWASSER
Mark Goldwasser

EXHIBIT 1
NATIONAL HOLDING CORPORATION
120 Broadway, 27th Floor
New York, NY 10271

Gentlemen:

     Notice is hereby given of my election to purchase ____________ shares of Common Stock, $.02 par value (the “Shares”), of National Holdings Corporation, at a price of $_________ per Share, pursuant to the provisions of the stock option granted to me on July 1, 2008. Enclosed in payment for the Shares is:

☐	my check in the amount of $______.

☐	______ Shares having a total value of $________, such value being based on the Fair Market Value of the Shares on the date of exercise.

     The following information is supplied for use in issuing and registering the Shares purchased hereby:

Number of Certificates and Denominations

Name

Address

Social Security No.
Dated:

Very truly yours,

Mark Goldwasser